Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Dividend Advantage
Municipal Fund
811-09135

The annual meeting of shareholders was held in the offices of Nuveen Investments on January 10, 2014; at this meeting the shareholders were asked to vote on the election of Board Members, on the approval of an Agreement and Plan of Reorganization and the approval of the issuance of additional common shares. The meeting was subsequently adjourned to February 7, 2014 and March 7, and then to April 4 and May 9,
2014.

Final voting results for, May 9, 2014 are as follows:

<c> Common
shares
<c>Common and
Preferred
shares voting
together as a
class


Preferred
Shares
To approve an Agreement and Plan of Reorganization.



   For
                    -
                       2,495,284
                       2,495,284
   Against
                    -
                          107,679
                          107,679
   Abstain
                    -
                            79,078
                            79,078
   Broker Non-Votes
                    -
                       2,588,784
                       2,588,784
      Total
                    -
                       5,270,825
                       5,270,825




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
                       4,438,183
                       6,921,755
                       2,483,572
   Against
                          307,461
                          421,557
                          114,096
   Abstain
                          179,704
                          264,077
                            84,373
   Broker Non-Votes
                       4,925,348
                       7,607,389
                       2,682,041
      Total
                       4,438,183
                       6,921,755
                       2,483,572


Proxy materials are herein
incorporated by reference
to the SEC filing on November
27, 2013, under
Form 497, accession number
0001193125-13-455314



A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c> Common and
Preferred shares voting
together as a class
To approve a new investment management
 agreement

   For
                       4,085,121
   Against
                          150,589
   Abstain
                          159,657
   Broker Non-Votes
                       1,625,035
      Total
                       6,020,402


To approve a new sub-advisory agreement
..

   For
                       4,068,639
   Against
                          156,031
   Abstain
                          170,697
   Broker Non-Votes
                       1,625,035
      Total
                       6,020,402




Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236554.